EXHIBIT 10.2
FIRST PACTRUST BANCORP, INC.
NON-QUALIFIED STOCK OPTION AGREEMENT-FOUNDER’S GRANT

NQSO NO.  ______

This Option is granted on November 1, 2010 (the "Grant Date"), by First PacTrust Bancorp, Inc., a Maryland corporation (the "Corporation"), to Gregory A. Mitchell (the "Optionee"), in accordance with the following terms and conditions:

1.  Option Grant and Exercise Period.  In recognition of the substantial assistance provided by the Optionee to the Corporation in connection with the Corporation’s raising of additional capital through the private placement of the Corporation’s securities completed on the date hereof, the Corporation hereby grants to the Optionee a Non-Qualified Stock Option ("Option") to purchase an aggregate of  165,000 shares (the "Option Shares") of the common stock of the Corporation ("Common Stock") at the price of  $11.35  per share (the "Exercise Price").

This Option shall be exercisable only during the period (the "Exercise Period") commencing on the dates set forth in Section 2 below, and ending at 5:00 p.m., Chula Vista, California time, on the date 10 years after the Grant Date, such later time and date being hereinafter referred to as the "Expiration Date," subject to earlier vesting and earlier expiration in the event of a Termination of Service, as and to the extent provided in Section 5.

2.  Method of Exercise of This Option.  This Option may be exercised during the Exercise Period, with respect to not more than the cumulative number of Option Shares set forth below on or after the dates indicated, by giving written notice to the Corporation as hereinafter provided specifying the number of Option Shares to be purchased.

Cumulative Number of Option Shares Exercisable	Date
55,000	November 1, 2011
110,000	November 1, 2012
165,000	November 1, 2013

The notice of exercise of this Option shall be in the form prescribed by the Compensation Committee of the Board of Directors of the Corporation (or such other committee as may be designated by the Board of Directors of the Corporation)(the “Committee”) and directed to the address set forth in Section 10 below.  The date of exercise is the date on which such notice is received by the Corporation.  Such notice shall be accompanied by payment in full of the Exercise Price for the Option Shares to be purchased upon such exercise.  Payment shall be made (i) in cash, which may be in the form of a check, money order, cashier's check or certified check, payable to the Corporation, or (ii) by delivering shares of Common Stock already owned by the Optionee having a market value equal to the Exercise Price, or (iii) a combination of cash and such shares.  Promptly after such payment, subject to Section 3 below, the Corporation shall issue and deliver to the Optionee or other person exercising this Option a certificate or certificates representing the shares of Common Stock so

NQSO-1

purchased, registered in the name of the Optionee (or such other person), or, upon request, in the name of the Optionee (or such other person) and in the name of another in such form of joint ownership as requested by the Optionee (or such other person) pursuant to applicable state law.

3.  Delivery and Registration of Shares of Common Stock.  The Corporation's obligation to deliver shares of Common Stock hereunder shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Optionee, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended (the “Securities Act”) or any other federal, state or local securities legislation. It may be provided that any representation requirement shall become inoperative upon a registration of the Option Shares or other action eliminating the necessity of such representation under such Securities Act or other securities legislation. The Corporation shall not be required to deliver any shares hereunder prior to (i) the admission of such shares to listing on any stock exchange on which shares may then be listed and (ii) the completion of such registration or other qualification of such shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

4.  Nontransferability of This Option.  This Option may not be assigned, encumbered, transferred, pledged or hypothecated except, (i) in the event of the death of the Optionee, by will or the applicable laws of descent and distribution or pursuant to a beneficiary designation as described below, or (ii) pursuant to a "domestic relations order," as defined in Section 414(p)(1)(B) of the Internal Revenue Code of 1986, as amended, or (iii) in a gift to any member of the Optionee's immediate family or to a trust for the benefit of one or more of such immediate family members.  During the lifetime of the Optionee, this Option shall be exercisable only by the Optionee or a person acting with the legal authority of the Optionee unless it has been transferred as permitted hereby, in which case it shall be exercisable only by such transferee.  For the purpose of this Section 4, the Optionee's “immediate family” shall mean the Optionee's spouse, children and grandchildren.

From time to time, by signing a form furnished to the Corporation, the Optionee may designate any legal or natural person or persons (who may be designated contingently or successively) to whom to transfer the unexercised portion this Option if the Optionee were to die prior to the Expiration Date without having exercised such unexercised portion. If the Optionee fails to designate a beneficiary as provided above, or if the designated beneficiary dies before the Optionee or before such unexercised portion is so transferred, such unexercised portion shall be transferred to the Optionee’s estate.  For purposes of this Option, the term “designated beneficiary” means the person or persons designated by Optionee as Optionee’s beneficiary in the last effective beneficiary designation form filed with the Corporation.

The provisions of this Option shall be binding upon, inure to the benefit of and be enforceable by the parties hereto, the successors and assigns of the Corporation and any person acting with the legal authority of the Optionee or to whom this Option is transferred in accordance with this Section 4.

5.  Termination of Service or Death of the Optionee.  Except as provided in this Section 5, and notwithstanding any other provision of this Option to the contrary, this Option shall be exercisable only if the Optionee has not incurred a Termination of Service at the time of such

NQSO-2

exercise.  As used herein, the term “Termination of Service” means cessation of service at any time on or after the date hereof, for any reason, whether voluntary or involuntary, so that the Optionee is not an employee, a director or an advisory director of the Corporation or any affiliate of the Corporation.

If the Optionee incurs a Termination of Service for any reason excluding death and Termination of Service for Cause (as defined in the Employment Agreement between the Corporation and the Employee dated as of the date hereof (the “Employment Agreement”)), the Optionee may, but only within the period of one year immediately succeeding such Termination of Service and in no event after the Expiration Date, exercise this Option to the extent the Optionee was entitled to exercise this Option on the date of Termination of Service (after giving effect to any acceleration of vesting as provided in the last paragraph of this Section 5).  If the Optionee incurs a Termination of Service for Cause, all rights under this Option shall expire immediately.

In the event of the death of the Optionee prior to the Optionee's Termination of Service or during the one year period referred to in the immediately preceding paragraph, the person or persons to whom the Option has been transferred pursuant to Section 4 may, but only to the extent the Optionee was entitled to exercise this Option on the date of the Optionee's death (after giving effect to any acceleration of vesting as provided in the last paragraph of this Section 5), exercise this Option at any time within the one year period following the death of the Optionee, but in no event after the Expiration Date.  Following the death of the Optionee, the Committee may, in its sole discretion, as an alternative means of settlement of this Option, elect to pay to the person to whom this Option is transferred pursuant to Section 4 the amount by which the market value per share of Common Stock on the date of exercise of this Option shall exceed the Exercise Price per Option Share, multiplied by the number of Option Shares with respect to which this Option is properly exercised.  Any such settlement of this Option shall be considered an exercise of this Option for all purposes of this Option.

In the event that Optionee’s employment is terminated by the Corporation without Cause (as defined in the Employment Agreement) or is terminated as a result of the Optionee resigning for Good Reason (as defined in the Employment Agreement), this Option, to the extent not theretofore vested and exercisable, shall become fully vested and exercisable and shall remain exercisable for the period specified above in this Section 5.

6.  Adjustments for Changes in Capitalization of the Corporation.  In the event of any change in the outstanding shares of Common Stock after the Grant Date by reason of any recapitalization, stock split, reverse stock split, stock dividend, reorganization, consolidation, combination or exchange of shares, merger, or any other change in the corporate structure of the Corporation or in the shares of Common Stock, the number and class of shares covered by this Option and the Exercise Price shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

7.  Effect of Merger or Other Reorganization.  In the event of any merger, consolidation or combination of the Corporation with or into another corporation (other than a merger, consolidation or combination in which the Corporation is the continuing corporation and which does not result in the outstanding shares of Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Optionee shall have the right (subject to the

NQSO-3

limitations contained herein), thereafter and during the Exercise Period, to receive upon exercise of this Option an amount equal to the excess of the market value on the date of such exercise of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a share of Common Stock over the Exercise Price, multiplied by the number of Option Shares with respect to which this Option shall have been exercised.  Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee.

8.  Stockholder Rights Not Granted by This Option.  The Optionee is not entitled by virtue hereof to any rights of a stockholder of the Corporation or to notice of meetings of stockholders or to notice of any other proceedings of the Corporation.

9.  Withholding Tax.  Where the Optionee or another person is entitled to receive Option Shares pursuant to the exercise of this Option, the Corporation shall have the right to require the Optionee or such other person to pay to the Corporation the amount of any taxes which the Corporation or any of its affiliates is required to withhold with respect to such Option Shares, or in lieu thereof, to retain, or sell without notice, a sufficient number of such shares to cover the amount required to be withheld, or, in lieu of any of the foregoing, to withhold a sufficient sum from the Optionee's compensation payable by the Corporation to satisfy the Corporation's tax withholding requirements.

10.  Notices.  All notices hereunder to the Corporation shall be delivered or mailed to it addressed to the Secretary of First PacTrust Bancorp, Inc., 610 Bay Boulevard, Chula Vista, California  91910.  Any notices hereunder to the Optionee shall be delivered personally or mailed to the Optionee's address noted below.  Such addresses for the service of notices may be changed at any time provided written notice of the change is furnished in advance to the Corporation or to the Optionee, as the case may be.

11.  Optionee Service.  Nothing in this Option shall limit the right of the Corporation or any of its affiliates to terminate the Optionee's service as a director, advisory director, or employee, or otherwise impose upon the Corporation or any of its affiliates any obligation to employ or accept the services of the Optionee.

12.  Amendment.  The Committee may waive any conditions of or rights of the Corporation or modify or amend the terms of this Award Agreement; provided, however, that the Committee may not amend, alter, suspend, discontinue or terminate any provision hereof which may adversely affect the Optionee without the Optionee's (or his legal representative's) written consent.

13.  Optionee Acceptance.  The Optionee shall signify his acceptance of the terms and conditions of this Option by signing in the space provided below and returning a signed copy hereof to the Corporation at the address set forth in Section 11 above.

NQSO-4

IN WITNESS WHEREOF, the parties hereto have caused this Award Agreement to be executed as of the date first above written.

FIRST PACTRUST BANCORP, INC.

By:

ACCEPTED:

Gregory A. Mitchell
6 Camino Monte Sol
Alamo, CA 94507

NQSO-5